UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

March 31, 2017
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm

On March 31, 2017, following the filing of the Company’s Annual Report on Form 10-K for the year ended January 31, 2017 (the “2017 10-K”) for Raven Industries, Inc. (the "Company"), the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company formally approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018. On March 31, 2017, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended January 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended January 31, 2017 and 2016, and during the subsequent interim period through March 31, 2017, there were: (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements for such years, and (ii) no reportable events of the type listed in Item 304(a)(1)(v) of Regulation S-K, except as follows.

As described in Item 8 of the 2017 10-K and the Company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2016 filed with the Securities and Exchange Commission (“SEC”), the Company did not design and maintain effective internal controls over financial reporting. Specifically,

•	The Company’s controls relating to the response to the risks of material misstatement were not effectively designed.

•
The Company’s controls over the accounting for goodwill and long-lived assets, including finite-lived intangible assets, were not effectively designed and maintained, specifically, the controls related to the identification of the proper unit of account as well as the development and review of assumptions used in interim and annual impairment tests.

•
The Company’s controls related to the accounting for income taxes were not effectively designed and maintained, specifically the controls to assess that the income tax provision and related tax assets and liabilities are complete and accurate.

•
The Company’s controls over the existence of inventories were not effectively designed and maintained. Specifically, the controls to monitor that inventory subject to the cycle count program was counted at the frequency levels and accuracy rates required under the Company’s policy, and the controls to verify the existence of inventory held at third-party locations were not effectively designed and maintained.

•	The Company’s controls over the completeness and accuracy of spreadsheets and system-generated reports used in internal control over financial reporting were not effectively designed and maintained.

The Audit Committee discussed the reportable event with PwC, and has authorized PwC to respond fully to the inquiries of the successor accountant concerning the reportable event.

The Company provided PwC with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of the letter from PwC dated April 6, 2017 is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)    Appointment of New Independent Registered Public Accounting Firm

As set forth above, concurrent with the decision to dismiss PwC as the Company’s independent registered public accounting firm, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm.

During the Company’s two most recent fiscal years ended January 31, 2017 and 2016, and during the subsequent interim period through March 31, 2017, neither the Company, nor anyone on its behalf, consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 6, 2017, regarding statements included in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Steven E. Brazones
Steven E. Brazones
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Dated: April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 6, 2017, regarding statements included in this Current Report on Form 8-K.